UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 19, 2014

Date of Report (Date of earliest event reported)

PLANET PAYMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-35699	13-4084693
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

670 Long Beach Blvd., Long Beach, NY	11561
(Address of principal executive offices)	(Zip Code)

(516) 670-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 25, 2014, Planet Payment, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Form 8-K”) reporting, among other things, the entry into a separation agreement with Philip Beck that provided that it was the non-binding intention of the Company’s Board of Directors (the “Board”) to grant Mr. Beck 150,000 shares of the Company’s common stock (the “Grant”) once the Company is an open period under the rules of the Alternative Investment Market of the London Stock Exchange and is able to do so. On March 10, 2014, the Company’s Compensation Committee of the Board approved the issuance of the Grant to Mr. Beck on the terms set forth in the Initial Form 8-K.  This Amendment No. 1 amends the Initial Form 8-K only to confirm that the Grant has been awarded to Mr. Beck, effective as of March 10, 2014.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 10, 2014, in connection with Mr. Beck’s separation from the Company and his continuing as Chairman of the Board and a consultant to the Company, the Compensation Committee of the Board approved the grant of 150,000 shares of the Company’s common stock to Mr. Beck on the terms set forth in the Initial Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET PAYMENT, INC.

Date: March 13, 2014	By:	/s/ Graham N. Arad
	Name:	Graham N. Arad
	Title:	Director, Senior Vice President,
General Counsel